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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated June 19, 1998, except for Note 8 for which the date is July 28, 1998, on our audits of the financial statements of Analytical Graphics, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 5, 1998